REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                              CH ENERGY GROUP, INC.
               (Exact name of Company as specified in its charter)

               NEW YORK                                    14-1804460
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                     Identification No.)

                                284 South Avenue
                        Poughkeepsie, New York 12601-4879
                    (Address of principal executive offices)

                    CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                             SAVINGS INCENTIVE PLAN
                              (Full title of plan)

                         ------------------------------

                               LINCOLN E. BLEVEANS
                               CORPORATE SECRETARY
                              CH ENERGY GROUP, INC.
                                284 SOUTH AVENUE
                        POUGHKEEPSIE, NEW YORK 12601-4879
                                 (845) 452-2000
                     (Name and address of agent for service)

                                   Copies to:
                               JOHN E. GOULD, ESQ.
                                THOMPSON HINE LLP
                            ONE CHASE MANHATTAN PLAZA
                          NEW YORK, NEW YORK 10005-1401
                                 (212) 344-5680
          (Telephone number, including area code, of agent for service)

-------------------------

CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                                         Proposed maximum
Title of securities to    Amount to be           Proposed maximum        aggregate offering     Amount of
be registered             registered             offer price per unit    price                  registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock ($.10 par    2,000,000 shares (1)       $45.93(2)            $91,860,000(1)          $7,431.47(2)
value)
----------------------------------------------------------------------------------------------------------------------

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h), based upon the average of the high and low price of the Registrant's Common Stock reported on the New York Stock Exchange on January 15, 2004. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


            This Registration Statement on Form S-8 is being filed by CH Energy Group, Inc. (the "Registrant" or the "Corporation") with the Securities and Exchange Commission ("SEC") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), (i) 2,000,000 shares of Common Stock, par value $.10 per share, of the Corporation ("Common Stock") for issuance pursuant to the Central Hudson Gas & Electric Corporation ("Central Hudson") Savings Incentive Plan (the "Plan") and (ii) an indeterminate amount of interests to be offered or sold pursuant to the Plan. Central Hudson is a wholly-owned affiliate of the Corporation.

            The document(s) containing the information concerning the Plan specified in Part I of the instructions to Registration Statement on Form S-8 have been or will be sent or given to the Participants in the Plan, as specified by Rule 424(b)(1) under the Securities Act. In accordance with the Note to Part I of the instructions to Registration Statement on Form S-8, such documents are not filed with the SEC either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Corporation with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement and made a part of this Registration Statement:

      1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

      2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003.

      3. The Corporation's Current Reports on Form 8-K filed February 3, 2003, April 23, 2003, June 25, 2003, July 22, 2003, September 2, 2003 and October 22,
2003.

      4. The description of the Corporation's Common Stock contained under the caption "The Share Exchange--Holding Company Capital Stock" in the Proxy Statement and Prospectus included in Amendment No. 1 to the Corporation's Registration Statement on Form S-4 (No. 333-52797), which was declared effective July 28, 1998.

      In addition to the foregoing, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      The legality of the Corporation's Common Stock to be issued under the Plan will be passed upon for the Corporation by Thompson Hine LLP.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Sections 721 through 726 of the Business Corporation Law of the State of New York ("BCL") provide for indemnification of the Corporation's officers and directors under certain conditions and subject to specific limitations. The BCL permits New York corporations to supplement the statutory indemnification with additional "non-statutory" indemnification for directors and officers meeting a specified standard of conduct and to advance to officers and directors litigation expenses under certain circumstances. As permitted by the BCL,
Article VI of the Corporation's By-Laws provides for indemnification of, and advancement of litigation expenses incurred by, directors and officers of the Corporation.

      The Corporation has also obtained insurance providing for indemnification of directors and officers against certain expenses and liabilities, subject to certain retention and co-insurance provisions. In addition, the Corporation has entered into agreements with the officers and directors of the Corporation providing for indemnification for the liability of officers and directors of the Corporation in excess of losses indemnified under the Corporation's By-Laws, said insurance policies and/or the BCL plus $1,000. Such indemnification agreements do not cover acts committed in bad faith or acts which were the result of active and deliberate dishonesty or judgments rendered pursuant to
Section 16(b) of the Exchange Act.

      Furthermore, Article 6 of the Restated Certificate of Incorporation of the Corporation limits, with certain exceptions, the personal liability of a director of the Corporation to the Corporation or its shareholders for damage for any breach of duty in such capacity to the fullest extent permitted by the BCL.

ITEM 8. LIST OF EXHIBITS

      See Exhibit Index.

ITEM 9. UNDERTAKINGS

A. UNDERTAKING TO UPDATE ANNUALLY

      The Corporation hereby undertakes:

      (1) to file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Corporation pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) to submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

B. INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      The Corporation hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the provisions of the Corporation's By-Laws, the BCL or otherwise, the Corporation has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poughkeepsie, State of New York, on the 16th day of January, 2004.

                                              CH ENERGY GROUP, INC.

                                           By:      /s/ PAUL J. GANCI
                                              ---------------------------------
                                                 Chairman of the Board

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 16, 2004.

----------------------------------------------------------------------------------------------------------------------
         Signature                                Title                         Date
----------------------------------------------------------------------------------------------------------------------
(a)   Principal Executive
      Officer:                             Chairman of the Board                January 16, 2004


 /s/ PAUL J. GANCI
----------------------------
     (Paul J. Ganci)
----------------------------------------------------------------------------------------------------------------------
(b)   Principal Financial                  Chief Financial Officer              January 16, 2004
      Officer:


/s/ CHRISTOPHER M. CAPONE
----------------------------
  (Christopher M. Capone)
----------------------------------------------------------------------------------------------------------------------
(c)   Principal Accounting                 Vice President -
      Officer:                             Accounting and Controller            January 16, 2004


  /s/ DONNA S. DOYLE
----------------------------
     (Donna S. Doyle)
---------------------------------------------------------------------------------------------------------------------

(d) A majority of Directors:

      Heinz K. Fridrich*; Edward F.X. Gallagher*; Paul J. Ganci*; Stanley J. Grubel*; E. Michael Kruse, Steven M. Fetter, Steven V. Lant, Directors

      By:    /s/ PAUL J. GANCI                          January 16, 2004
         -------------------------
              (Paul J. Ganci)

* Paul J. Ganci, by signing his name hereto, does thereby sign this document for himself and on behalf of the persons named above after whose printed name an asterisk appears, pursuant to powers of attorney duly executed by such persons and filed with the SEC as Exhibit 24 hereof.

--------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Poughkeepsie, State of New York, on January 16, 2004.

Central Hudson Gas & Electric Corporation Savings Incentive Plan


By: /s/ Joseph DeVirgilio, Jr.
    Name:  Joseph DeVirgilio, Jr.
    Title: Chairman of Administrative Committee

                                  EXHIBIT INDEX
                                  -------------

      Following is the list of Exhibits, as required by Item 601 of Regulation S-K, filed as part of this Registration Statement on Form S-8:

  Exhibit No.
Regulation S-K
   Item 601
  Designation           Exhibit Description
  -----------           -------------------
3(a) Restated Certificate of Incorporation of CH Energy Group, Inc. under Section 807 of the Business Corporation Law*

3(b)               By-laws of CH Energy Group, Inc.**

5 Opinion of Thompson Hine LLP with respect to the legality of the Common Stock registered hereunder.

23(a)              Consent of PricewaterhouseCoopers LLP

23(b) Consent of Thompson Hine LLP (included in the opinion filed as Exhibit No. 5)

24                 Powers of Attorney of Directors and Officers

99(a)              Central Hudson Gas & Electric Corporation Savings Incentive
                   Plan, as amended

----------

* Incorporated herein by reference to the Annual Report, on Form 10-K, of CH Energy Group, Inc. for the fiscal year ended December 31, 2002.

** Incorporated herein by reference to the Quarterly Report, on Form 10-Q, of CH Energy Group, Inc. for the quarterly period ended June 30, 2003.